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FIRST                                                 NBD Bank
CHICAGO                                               611 Woodward Avenue
NBD                                                   Detroit, Michigan 48226
                                                      Telephone: (313) 225-2810
                                                      Fax: (313) 225-2290
Mark L. McClure
Vice President

September 5, 1997

Mr. Richard V. Balgenorth
Chief Financial Officer
Noble International, Ltd.
33 Bloomfield Hills Parkway
Suite 155
Bloomfield Hills, Michigan 48304

Dear Dick:

Noble International, Ltd. ("Noble" or the "Borrower") has requested that NBD Bank ("NBD") provide a Revolving Credit Facility (the "Credit Facility") in the aggregate principal amount of $15,000,000 to Noble. The Credit Facility will be executed, either concurrently or shortly after, Noble receives the proceeds from its Initial Public Offering. The proceeds from the Initial Public Offering and the Credit Facility will be used to refinance all material indebtedness of the Borrower and its subsidiaries as well as for working capital and general corporate purposes.

NBD Bank is pleased to provide you with a financing commitment for the Credit Facility on the terms and conditions set forth in the Term Sheet attached hereto ("Term Sheet") and subject to the conditions set forth in this letter, including the successful completion of Noble's Initial Public Offering and the subsequent receipt of a minimum of $20,000,000 of proceeds from the Offering. It is our anticipation that these proceeds will be used for corporate purposes as outlined in Noble's Form S-1 Registration Statement.

NBD Bank has reviewed certain historical and pro forma financial statements prepared and delivered by the Borrower to it. NBD has not had the opportunity to complete its due diligence review and inspection of the assets and liabilities of the Borrower and its subsidiaries. NBD's commitment is subject to its respective satisfaction with the foregoing and with the satisfaction of other such due diligence investigation as may be necessary.

Borrower agrees to reimburse NBD for all out-of-pocket expenses incurred in connection with the Credit Facility and to indemnify and hold harmless NBD against all losses, claims, damages, and liabilities of every kind whatsoever associated with this commitment letter.

NBD's commitment is subject to the preparation, execution, and delivery of a mutually acceptable Credit Agreement and other loan documents incorporating, without limitation,


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FIRST
CHICAGO
NBD


Richard V. Balgenorth                 -2-                     September 5, 1997


substantially the terms and conditions outlined in the Term Sheet. NBS's commitment is also subject to determination that there has been absence of a material adverse change in the business conditions, operations, performance, properties, and prospects of the Borrower and any of its material subsidiaries, including acquisitions which are currently contemplated by Noble.

Please indicate your acceptance of this commitment by NBD in the space indicated below and return a copy of this letter to NBD Bank. This commitment and undertaking will expire at 5:00 p.m. on September 19, 1997, unless on or prior to such time NBD shall have received a copy of this letter executed by the Borrower. Notwithstanding the timely acceptance of the commitment pursuant to the preceding sentence, the commitment will automatically terminate unless definitive loan documents are executed on or before November 30, 1997.

Sincerely,

NBD Bank:


     By: /s/ Mark L. McClure
         ----------------------------
                Mark L. McClure
                 Vice President
     Its:
         ----------------------------


Accepted and Agreed to this _____________ day of September, 1997.

NOBLE INTERNATIONAL, LTD.

     By:
         ----------------------------


     Its:
         ----------------------------


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Confidential                                           Noble International Ltd.
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                               SUMMARY TERM SHEET

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BORROWER:                          Noble International Ltd. ("Noble" or the
                                   "Company").

LENDER:                            NBD Bank ("NBD" or the "BANK").

TYPE OR FACILITY:

   Revolving Credit:               $15,000,000 Two Year Secured Revolving Credit
                                   to include the Issuance of Standby Letters of Credit (S/L/Cs) up to $3,000,000.

GUARANTORS:                        All present and future subsidiaries of the
                                   Company.

USE OF PROCEEDS:                   Working capital and general corporate
                                   purposes.

MATURITY:                          Two years from date of closing.

PRICING:                           At the Borrower's Option:

   Prime: NBD's Prime rate as it exists from time to time, plus the Applicable Margin. Minimum draws of $100,000 and multiples of $25,000.

   LIBOR: Adjusted(1) LIBOR plus the Applicable Margin (1, 2, 3, and 6 month options). Minimum draws of $1,000,000 and multiples of $100,000.

                                   Footnotes:

                                   (1) Adjusted for maximum Federal Reserve
                                   Board reserve requirements.

APPLICABLE MARGIN:                 The Applicable Margin is based upon the
                                   following matrix:

                                               Applicable Margin
                                       -------------------------------
                                                            Commitment
     Funded Senior Debt/EBITDA          Prime      LIBOR        Fee
     -------------------------         -------    --------  ----------
        Less than 1.00:1.00             0 b.p.    125 b.p.    25 b.p.
      1.00:1.00 to 1.75:1.00            0 b.p.    150 b.p.    25 b.p.
      1.76:1.00 to 2.50:1.00            0 b.p.    175 b.p.   37.5 b.p.

      2.51:1.00 to 3.25:1.00*          25 b.p.    200 b.p.    50 b.p.
          3.26 or greater              50 b.p.    225 b.p.    50 b.p.

     * Initial pricing level from the date of closing through the quarter ended September 30, 1998. The Applicable Margin will be based upon the pricing matrix from that point forward.

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NBD Bank                              -1-                     September 5, 1997


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Confidential                                           Noble International Ltd.
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PREPAYMENT:                        Prepayment of LIBOR loans would be subject
                                   to approriate prepayment indemnities.

FEES:

   Closing Fee:                    75 basis point fee payable to NBD at closing.

   Commitment Fee:                 Based on the pricing matrix, calculated on a
                                   360 day basis and payable quarterly on the unused portion of the facility.

   Legal fees and Other Expenses:  All reasonable legal fees of the Bank's counsel for the account of the Borrower in addition to other expenses associated with the preparation and execution of the Facility Agreement including, but not limited to, the cost of collateral examinations, appraisals, and environmental reports.

CAPITAL ADEQUACY:                  Language will be incorporated into the
                                   Facility Agreement requiring that the
                                   Borrower compensate the Participants for any change in capital requirements or laws that would have the effect of reducing the Banks' yields.

INTEREST PAYMENTS:                 At the end of each applicable Interest Period
                                   or quarterly, if earlier, calculated on a 360 day basis.

INTEREST PERIODS:                  Interest Periods may be of 1, 2, 3, or 6
                                   months.

STANDBY LETTERS                    Expiration of individual Standby Letters of
OF CREDIT                          Credit will be a maximum of 12 months from
                                   date of issuance.

                                   The Standby Letter of Credit commission will be at a per annum rate equal to the Applicable LIBOR margin at the time of issuance plus 1/8%. Any Standby Letter of Credit outstanding will be considered usage for purposes of the borrowing base and in calculating the Commitment Fee.

COLLATERAL:                        First security interest in substantially all
                                   assets of the Company and its subsidiaries, including, but not limited to, Accounts
                                   Receivable, Inventory, Real Estate, Machinery

                                   and Equipment, Common Stock of the Company's subsidiaries and General Intangibles.

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NBD Bank                              -2-                     September 5, 1997


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Confidential                                    Noble International Ltd.
--------------------------------------------------------------------------------

BORROWING BASE:                    Loans will be monitored according to the
                                   following Borrowing Base:

                                   85% of Eligible* Accounts Receivable

                                   50% of Eligible* Inventory

                                   35% of Forced Sale Value of Fixed Assets, not to exceed $4,000,000

                                   * Appropriate adjustments for delinquent receivables, excessive concentrations, stale or unsaleable inventory, and other eligibility requirements as determined by Bank based upon a field collateral examination to be conducted.

DOCUMENTATION:                     The Facility will be subject to a Facility
                                   Agreement, acceptable to all parties and containing terms and conditions customary for such a Facility. These terms and conditions will include, but are not limited to:

                                   (1) representations and warranties.

                                   (2) undertakings including provision of
                                       financial information under agreed
                                       acconting principles; negative pledge,
                                       etc.

                                   (3) provision for increased costs (including
                                       capital adequacy) to Bank.

FINANCIAL COVENANTS:               Customary in credit agreements of this
                                   nature, with specific limits to be negotiated based upon the Company's capital structure following its Initial Public Offering.
                                   Financial covenants will include, but are not limited to, the following:

    Tangible Capital Funds:        Minimum level of consolidated Tangible
                                   Capital Funds.

    Total Debt to                  Limitation on the ratio of Total Debt to
    Capitalization:                Capitalization, measured at each quarter end.

    Senior Funded Debt to          Limitation on the ratio of senior debt to
    EBITDA:                        EBITDA, as measured on a four quarter
                                   trailing basis.


    Interest Coverage Ratio:       Maintenance of a minimum Interest Coverage
                                   Ratio, measured on a four quarter trailing basis.

    Cash Flow Coverage Ratio:      Maintenance of a minimum Cash Flow Coverage
                                   Ratio, measured on a four quarter trailing basis.

                                   All financial covenants tested on a
                                   consolidated basis, and calculated in
                                   accordance with U.S. GAAP unless otherwise noted.



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NBD Bank                            -3-                    September 5, 1997


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Confidential                                            Noble International Ltd.
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NEGATIVE PLEDGE                    Customary negative covenants subject to
COVENANTS:                         appropriate baskets, including the following:

                                   (1) Limitation on the sale of assets, the
                                       incurrence of additional senior debt, and advances to unconsolidated subsidiaries.

                                   (2) Merger and consolidation limitations
                                       (Noble must be the surviving entity).

                                   (3) Limitation on the payment of cash
                                       dividends.

                                   (4) Any individual acquisition with an
                                       aggregate consideration in excess of
                                       $1,500,000 requires NBD's consent.

NON-FINANCIAL                      Customary non-financial covenants for a
COVENANTS:                         senior note financing, including:

                                   (1) Maintenance of business lines.

                                   (2) Maintenance of property.

                                   (3) Maintenance of insurance.

                                   (4) Payment of taxes.

                                   (5) Maintenance of corporate existence,
                                       license and permits.

REPORTING                          Customary in credit agreements of this
REQUIREMENTS:                      nature, including but not limited to the
                                   following:

                                   (1) Annual audited financial statements, 10K,
                                       and annual report within 90 days of each fiscal year end.

                                   (2) Quarterly 10Q financial statements within
                                       45 days of each quarter end.

                                   (3) Quarterly compliance certificates signed
                                       by a corporate officer.

                                   (4) Monthly borrowing base certificates
                                       signed by a corporate officer.

                                   (5) Monthly Accounts Receivable Agings and

                                       Inventory Report.

                                   (6) Copies of all required filings required
                                       by the Securities and Exchange
                                       Commission.

                                   (7) Copies of all press releases or other
                                       publicly released information.

GOVERNING LAW:                     The facility Agreement will be governed by
                                   the laws of the state of Michigan.

COUNSEL TO NBD:                    Dickinson, Wright, Moon, Van Dusen & Freeman.

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NBD Bank                               -4-                     September 5, 1997


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Confidential                                            Noble International Ltd.
--------------------------------------------------------------------------------

EVENTS OF DEFAULT:                 Customary in credit agreements of this
                                   nature, including but not limited to the following:

                                   (1) Failure to pay principal when due;
                                       failure to pay interest or fees within
                                       five days of the due date.

                                   (2) Failure to meet covenants (with grace
                                       periods, where appropriate).

                                   (3) Representations or warranties false in
                                       any material respect when made.

                                   (4) Cross default to other debt of the
                                       Borrower and its Subsidiaries which is
                                       triggered by an event which causes
                                       acceleration thereof or permits holders
                                       thereof to accelerate their debt.

                                   (5) Change of ownership or control.

                                   (6) Other usual defaults with respect to the
                                       Borrower and Subsidiaries, including but not limited to insolvency, bankruptcy, ERISA, and judgement defaults.

CONDITION PRECEDENT:               (1) Completion of satisfactory loan
                                       documentation.

                                   (2) Completion of Initial Public Offering in
                                       which Noble receives minimum net proceeds of $20,000,000.

                                   (3) Review of Noble's Business Plan,
                                       including anticipated funding
                                       requirements and financial forecasts.

                                   (4) Completion of satisfactory field
                                       collateral examination by NBD.

                                   (5) Repayment of all existing senior
                                       indebtedness accompanied by the release
                                       of all existing liens.

                                   (6) Satisfactory review of the terms and
                                       conditions of all other debt.

                                   (7) NBD Bank's customary due diligence

                                       investigation.

                                   (8) No material adverse change prior to
                                       closing.


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NBD Bank                              -5-                      September 5, 1997



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Confidential                                            Noble International Ltd.
--------------------------------------------------------------------------------


DEFINITIONS:

    Cash Flow Coverage Ratio:      The ratio of Earnings before Interest and
                                   Taxes plus Operating Lease Rentals plus
                                   Depreciation and Amortization to Interest
                                   Expense plus Operating Lease Rentals plus
                                   Capital Expenditures plus Current Portion of
                                   Funded Debt.

    Current Portion-Funded Debt:   That portion of Funded Debt (including
                                   capitalized leases) which comes due within the current year.

    Funded Debt:                   The sum of all interest-bearing debt not
                                   subordinated to Revolving Credit, including
                                   Capitalized Lease Obligations.

    Interest Coverage Ratio:       The ratio of Earnings before Interest and
                                   Taxes to Interest Expense.

    Tangible Capital Funds:        Shall mean the sum of Stockholder's Common
                                   Equity, Preferred Stock and Minority Interest and any debt which is specifically subordinated to NBD, less Treasury Stock, Goodwill and Other Intangible Assets.

    Total Capitalization:          The sum of Tangible Net Worth and Funded
                                   Debt.

                                   All other defined terms are according to GAAP.


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NBD Bank                        -6-                            September 5, 1997